CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amended Registration Statement on Form S-3 of XL Capital Ltd of our report dated February 12, 2002 relating to the financial statements and financial statement schedules, which appear in XL Capital Ltd's Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Amended Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 23, 2003